CHINA PHARMA HOLDINGS, INC.

CHARTER OF THE NOMINATING AND COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS

(as of August 26, 2009)

I.     Purpose

     The Nominating and Compensation Committee (the “Committee”) of the Board of Directors of China Pharma Holdings, Inc. (the “Company”) is established to:

•	Formulate goals and objectives relating to compensation payable to the Company’s Chief Executive Officer (“CEO”) and, in consultation with the CEO, the Company’s other executive officers;

•	Evaluate the performance of the CEO and other executive officers in light of these goals and objectives;

•	Approve and recommend to the Board of Directors for adoption and approval, compensation to be paid to the CEO and other executive officers;

•	Administer the incentive compensation plans of the Company, including stock-based plans (if any) ;

•	Generally support the Board of Directors in carrying out its overall responsibilities relating to executive compensation;

•	Identify and evaluate individuals qualified to become directors of the Board of Directors; and

•	Recommend director nominees to the Board of Directors for election by the Company’s stockholders ( “Stockholders”) at the annual meeting of Stockholders.

II.     Composition and Process

     The Committee shall consist of at least three directors, each of whom shall satisfy the listing requirements of any securities exchange on which the Company’s securities are then listed (“Exchange”). Committee members shall be appointed by the Board of Directors; Committee members may be removed by the Board of Directors; and vacancies may be filled by the Board of Directors (and shall be filled by the Board of Directors to meet the minimum constituency requirement set forth in the preceding sentence). The Board of Directors shall designate, and may remove and replace, a Committee Chairperson.

     The Committee shall meet at least three times per year, and more frequently as determined by the Committee.

III.     Responsibilities

A.     Compensation Responsibilities

     With respect to its compensation responsibilities the Committee shall:

•	Formulate corporate goals and objectives relevant to compensation payable to the CEO and, in consultation with the CEO, the other executive officers of the Company;

•	Evaluate the performance of the CEO and other executive officers in light of these goals and objectives;

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Approve and recommend to the Board of Directors for its adoption and approval, compensation payable to the CEO and other executive officers, including (a) annual base salary level, (b) annual incentive opportunity level, (c) long-term incentive opportunity level, (d) employment agreements, severance arrangements, and change in control agreement/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits;

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In recommending the long-term incentive component of compensation payable to the CEO and other executive officers, the Committee will consider, among other factors, (a) the Company’s performance and relative Stockholder return, (b) the value of similar incentive awards to executive officers at comparable companies, and (c) the awards given to the executive officers in past years;

•	Administer and supervise the Company’s incentive compensation plans, including equity compensation plans (if any);

•	Recommend to the Board of Directors for its adoption and approval, awards to be made under the Company’s incentive compensation plans, including equity compensation plans; and

•	Generally support the Board of Directors in carrying out its overall responsibilities relating to executive compensation.

B.     Nominating Responsibilities

     With respect to its NominatingResponsibilities the Committee shall:

1.     Identification and Recommendation of Director Nominees – The Committee shall:

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Formulate and recommend that the Board of Directors adopt and approve policies and procedures to identify candidates to be recommended to the Board of Directors for nomination as directors, including such policies as the Committee shall determine with respect to the nomination of directors by Stockholders;

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Identify and evaluate the qualifications of individuals to serve on the Board of Directors, including (a) individuals identified by the Committee, (b) incumbent directors, (c) individuals identified by search firms engaged by the Committee, (d) individuals recommended by Stockholders in accordance with (i) applicable laws, rules or regulations, (ii) the Company’s Articles of Incorporation, as amended, or (iii) policies formulated by the Committee and adopted by the Board of Directors pursuant to this Charter;

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Confirm that director nominee candidates satisfy applicable independence requirements, and that at least one director nominee is an “audit committee financial expert” within the meaning of applicable law;

•	Recommend director nominees to the Board of Directors for election by the Company’s Stockholders at the annual meeting of Stockholders; and

•	Recommend individuals to fill vacancies occurring on the Board of Directors from time to time.

2.     Member Communications – The Committee shall:

•	Formulate and recommend that the Board of Directors approve and adopt a policy for Stockholders to send communications to the Board of Directors ;

•	Formulate and recommend that the Board of Directors approve and adopt a method by which Stockholders can make their concerns known to the Board of Directors’ non-management directors;

•	Monitor adherence to any policy and/or method so adopted and approved; and

•	Recommend such modifications and/or additions to such policy and method as the Committee deems appropriate.

3.     Director Attendance at In Person Annual Meetings – The Committee shall:

•	Formulate and recommend that the Board of Directors approve and adopt a policy regarding attendance of directors at any in-person annual meetings of Stockholders;

•	Monitor compliance with such policy; and

•	Make such recommendations to the Board of Directors as the Committee deems appropriate with respect to non-compliance with such policy.

VI.     Charter

     The Committee shall review and reassess the adequacy of this Charter annually, and recommend to the Board of Directors any additions and/or modifications deemed necessary or appropriate.

V.       Enabling Provision

     The Committee shall have the authority to engage (and terminate and/or replace) independent counsel and other consultants and/or advisors, including search firms, as it determines necessary to carry out its duties. The Committee may conduct or authorize investigations into any matters within the scope of its responsibilities and may meet with any employees of the Company or any third parties it deems necessary in connection with such investigations. The Company shall provide for appropriate funding, as determined by the Committee, for the payment of: compensation to counsel and other advisors engaged by the Committee; and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. Approval from the Audit Committee is required prior to any advice or assistance from the Company’s independent auditor.

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